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                                                                      EXHIBIT 99


The provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"), provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary language identifying the important factors that could cause actual results to differ materially from those projected in the statement. Best Buy Co., Inc. (the "Company") has previously filed a Current Report on Form 8-K to take advantage of the "safe harbor" provisions of the Act and is amending and restating the factors set forth therein. Factors which could cause the Company's actual financial results to differ materially from any such projections, forecasts or estimates made by or on behalf of the Company in forward-looking statements include, but are not limited to, the following:

a) Changes in levels of competition from current competitors and potential new competition from both retail stores and alternative methods or channels of distribution such as electronic and telephone shopping services, mail order, or the use of technology to provide those products and services currently sold by the Company;

b)   loss of a significant vendor or prolonged disruption of product supply;

c) the presence or absence of new products in the Company's product categories, including the level of consumer acceptance of new technology and its impact on demand for existing technology products;

d) the impact of changes in technology on the pricing and profit margins associated with products in the Company product categories;

e) changes in the Federal income tax rules and regulations or interpretations of existing legislation;

f) changes in the general economic conditions in the United States including, but not limited to, the levels and availability of consumer debt, the levels of interest rates, and consumer sentiment about the economy in general;

g) changes in consumer sentiment or attitudes regarding the purchase of extended service contracts;

h) changes in availability and cost of working capital financing from vendors and lending institutions, including the availability and cost of long-term financing to support self developed and third party developed retail store and distribution facilities;

i)   adverse results in significant litigation matters;

j) the imposition of additional restrictions or regulations regarding the sale of products or services the Company sells;

k) changes in the cost or availability of labor sufficient to support the Company's operations;

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l)   the ability of the Company and its business partners to adequately and timely address issues associated with the Year 2000 and its impact on data processing systems.

The foregoing should not be construed as an exhaustive list of all factors which could cause actual results to differ materially from those expressed in forward-looking statements made by the Company.